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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

PRIMEDIA Inc.:

    We consent to the use in this Registration Statement of PRIMEDIA Inc. on Form S-4 of our report dated January 27, 1998 (April 23, 1998 as to Note 25), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 27, 1998 (April 23, 1998 as to Note 25) relating to the financial statement schedules appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
May 5, 1998